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                            FEDERAL DEPOSIT
                         INSURANCE CORPORATION
                         Washington, D.C. 20429

                                FORM F-3

              CURRENT REPORT PURSUANT TO SECTION 13 OF THE
                    SECURITIES EXCHANGE ACT OF 1934


                      For the month of April 1995

                     FDIC Certificate No.  26400-8



                             BANK OF UNION
            (Exact name of bank as specified in its charter)



         NORTH CAROLINA                           56-1423761
  (State or other jurisdiction         (I.R.S. Employer Identification No.)
of incorporation or organization)



                   201 North Charlotte Avenue
                    Monroe, North Carolina                     28112
                  (Address of principal office)             (Zip Code)


      Bank's telephone number, including area code (704) 289-9555


   Securities registered pursuant to Section 12(b) of the Act:  NONE


      Securities registered pursuant to Section 12(g) of the Act:


                     Common Stock, $1.25 Par Value
                            (Title of Class)
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          Item 9 - Submission of Matters to a Vote of Security Holders

               The Annual Meeting of Shareholders of the Bank was held on April 18, 1995. The following matters were submitted to a vote of shareholders at the Annual Meeting:

               (1)  Proposal  to  elect  five   members  of  the  Board  of
                    Directors.

                    The five management's nominees were elected. Votes cast with respect to each nominee in the election of directors were as follows:

                                               FOR         WITHHELD

                    James B. Fincher         1,589,289       9,535
                    Frank H. Hawfield, Jr.   1,584,539      14,285
                    Joseph L. Little         1,588,923       9,901
                    Dr. Jerry E. McGee       1,588,317      10,507
                    David C. McGuirt         1,590,381       8,443

               (2)  Proposal to  approve the  Bank's Employee  Stock Option
                    Plan.

                    The  proposal was adopted.   Votes cast on the proposal
                    were as follows:

                    FOR             1,509,511
                    AGAINST            47,984
                    ABSTAIN            17,537
                    BROKER NONVOTES    19,193

               (3)  Proposal to approve  the Bank's  Director Stock  Option
                    Plan.

                    The proposal was not adopted. Votes cast on the proposal were as follows:

                    FOR             1,277,795
                    AGAINST            88,867
                    ABSTAIN            19,115
                    BROKER NONVOTES   208,448

               (4) Proposal to ratify the appointment of the Bank's independent public accountants for 1995.

                    The proposal was adopted. Votes cast on the proposal were as follows:

                    FOR             1,581,078
                    AGAINST             9,344
                    ABSTAIN             8,402
                    BROKER NONVOTES      -0-

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          Item 13 - Financial Statement and Exhibits

               (a)  Financial Statements.

                    None


               (b)  Exhibits.

                    None


                                      SIGNATURES


               Pursuant to the requirements of the Securities Exchange Act of 1934, the Bank has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                     BANK OF UNION
                                                     (Bank)


          Date:  May 3, 1995           By: /s/ H. Clark Goodwin
                                           H. Clark Goodwin, President and
                                           Chief Executive Officer



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